Exhibit 99.1
Dollar Tree, Inc. to Host Fourth Quarter Earnings Conference Call

CHESAPEAKE, Va.--February 28, 2024--Dollar Tree, Inc. (NASDAQ: DLTR), will report financial results for the fourth quarter 2023 ended February 3, 2024, before the stock market opens on Wednesday, March 13, 2024, followed by a conference call for investors and analysts at 8:00 a.m. EST. Chairman and Chief Executive Officer Rick Dreiling and Chief Financial Officer Jeff Davis will discuss the company’s results and lead a question-and-answer session.

WHEN:	Wednesday, March 13, 2024 8:00 a.m. Eastern Time

DIAL-IN:	Please dial (877) 407-3943 or (201) 689-8855 at least 10 minutes prior to the scheduled start time.

WEBCAST:	Available on the investor relations section of the company's website at https://corporate.dollartree.com/investors/news-events/ir-calendar.

REPLAY:	A recorded version of the call will be accessible approximately three hours after the completion of the call by dialing (877) 660-6853 or (201) 612-7415 and entering the passcode 13744543. The replay will be available for seven days after the call.

CONTACT:	Dollar Tree, Inc. Robert A. LaFleur Senior Vice President Investor Relations (757) 991-5645 DLTR-E